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EXHIBIT 21.1

THE CHILDREN'S PLACE RETAIL STORES, INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE COMPANY

The Children's Place Retail Stores, Inc. has the following direct and indirect wholly-owned subsidiaries:

  The Children's Place (Hong Kong) Limited, a Hong Kong corporation

  thechildrensplace.com, inc. a Delaware corporation

  The Children's Place (Virginia), LLC, a Virginia limited liability company

  TCP Canada, Inc., a Nova Scotia limited liability company

  The Children's Place Canada Holdings, Inc., a Delaware corporation

  TCP Investment Canada I Corp., a Nova Scotia unlimited liability company

  TCP Investment Canada II Corp., a Nova Scotia unlimited liability company

  The Children's Place (Canada), LP, an Ontario limited partnership

  The Children's Place (Barbados) Inc., a Barbados corporation

  Twin Brook Insurance Company, Inc., an inactive New York insurance captive corporation

  The Children's Place Services Company, LLC, a Delaware limited liability company

  The Children's Place International Trading (Shanghai) Co., Ltd., a wholly foreign owned Shanghai trading company

  The Children's Place Trading (Shanghai) Co., Ltd., a wholly foreign owned Shanghai trading company incorporated under the laws of the Peoples Republic of China

  The Children's Place Asia Holdings Limited, a Hong Kong corporation

  The Children's Place Hong Kong Holdings Limited, a Hong Kong corporation

  The Children's Place Mauritius Holdings Limited, a company incorporated under the laws of the Republic of Mauritius

  The Children's Place India Private Limited, a private company incorporated under the laws of India

  The Children's Place Bangladesh Ltd., a private company incorporated under the laws of Bangladesh

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  EXHIBIT 21.1
THE CHILDREN'S PLACE RETAIL STORES, INC. AND SUBSIDIARIES
SUBSIDIARIES OF THE COMPANY